Exhibit 2

FORM OF LOCK-UP LETTER

                                                                                  , 2019

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Shockwave Medical, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and BAML (the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and BAML on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)

transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions during the Restricted Period;

(b)

transfers of securities to the Company in connection with the conversion of the Company’s outstanding preferred stock or warrants into shares of Common Stock or warrants to acquire shares of Common Stock in connection with the consummation of the Public Offering, which conversion is described in the Prospectus, it being understood that any such shares of Common Stock or warrants received by the undersigned upon such conversion shall be subject to the restrictions on transfer set forth herein;

(c)

transfers of shares of Common Stock or any security convertible into Common Stock (i) as a bona fide gift, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned (for purposes of this lock-up letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) if the undersigned is a corporation, partnership, limited liability company, investment fund or other entity, distributions of shares of Common Stock or any security convertible into shares of Common Stock to stockholders, limited partners, members or affiliates or to any other entity that is controlled or managed by, or under common control or management with, the undersigned or (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period and (iii) such transfer shall not involve a disposition for value;

(d)

transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement and (iii) such transfer shall not involve a disposition for value, and provided, further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(e)

transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to agreements entered into pursuant to a stock incentive plan disclosed in the Prospectus and in effect on the date of the Prospectus under which the Company has the option to repurchase such shares or securities upon termination of service of the undersigned, provided that no public report or filing required to be made under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus (the “30 Day Period”),, and after such 30th day, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that such transfer is pursuant to the circumstances described in this clause (e), and provided, further that no other public announcement shall be made voluntarily in connection with such transfer;

(f)

the exercise of outstanding warrants by the undersigned described in the Prospectus or any stock option by the undersigned that was granted under a stock incentive plan or stock purchase plan described in the Prospectus, provided that the shares received upon exercise shall continue to be subject to the restrictions on transfer set forth in this lock-up letter and provided, further that no public report or filing required to be made under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the 30 Day Period, and after the 30 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or warrant, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or warrant are subject to a lock-up letter agreement with the Underwriters of the Public Offering, and provided, further that no other public announcement shall be made voluntarily in connection with such exercise;

(g)

the transfer of shares of Common Stock or any security convertible into Common Stock to the Company upon the exercise of options or warrants to purchase the Company’s securities outstanding as of the date hereof or pursuant to a stock incentive plan or stock purchase plan described in the Prospectus, on a “cashless” or “net exercise” basis, provided that the shares received upon exercise shall continue to be subject to the restrictions on transfer set forth in this lock-up letter and provided, further that no public report or filing required to be made under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the 30 Day Period, and after the 30 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the “cashless” or “net” exercise of a stock option or warrant, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or warrant are subject to a lock-up letter agreement with the Underwriters of the Public Offering, and provided, further that no other public announcement shall be made voluntarily in connection with such transfer;

(h)

the transfer of shares of Common Stock or any security convertible into Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with a vesting event of the Company’s securities granted pursuant to a stock incentive plan or stock purchase plan described in the Prospectus, to cover tax withholding obligations or the payment of taxes due in connection with the vesting event, provided that no public report or filing required to be made under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the 30 Day Period, and after the 30 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and provided, further that no other public announcement shall be made voluntarily in connection with such transfer;

(i)

a merger, consolidation or other similar transaction involving a Change of Control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors, provided that in the event that such Change of Control is not completed, the undersigned’s shares shall remain subject to the restrictions contained in this lock-up letter and title to the undersigned’s shares shall remain with the undersigned; and

(j)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and BAML on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than a majority of the outstanding voting securities of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and BAML agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and BAML will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and BAML hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event of any early release (each, a “Release”) by Morgan Stanley and BAML of any shares of Common Stock held by any holder of the Company’s securities from the restrictions set forth in any lock-up letter with the Underwriters entered into in connection with the Public Offering (the “IPO Lockups”) (other than a Release of the undersigned or its affiliates), the undersigned’s shares of Common Stock subject to this lock-up letter will be released on a pro rata basis, based on the number of shares of Common Stock of the undersigned held on the date hereof, from the restrictions set forth in this lock-up letter (the “Pro Rata Release”); provided, that the Pro Rata Release shall not apply with respect to any Release of shares of Common Stock held by any employee of the Company unless and until the aggregate number of shares of the Common Stock held by employees of the Company released pursuant to such Release(s) exceeds, individually or in the aggregate, one percent of the aggregate number of shares of Common Stock outstanding immediately prior to the consummation of the Public Offering, and the Pro Rata Release will only apply with respect to Releases of shares of Common Stock in excess thereof. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the Release is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any secondary underwritten public offering of shares of Common Stock (including a secondary underwritten public offering with a primary component), (4) if the Release is granted to any individual party by Morgan Stanley and BAML in an amount of Common Stock, individually or in the aggregate, less than or equal to $5,000,000, or (5) if the Release is granted due to circumstances of an emergency or hardship as determined by Morgan Stanley and BAML in their sole judgment. Morgan Stanley and BAML shall use commercially reasonable efforts to promptly notify the Company of each such Release (provided that the failure to provide such notice shall not give rise to any claim or liability against Morgan Stanley and BAML or the Underwriters).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This lock-up letter shall automatically terminate and the undersigned shall be released from all obligations under this lock-up letter upon the earliest to occur, if any, of (i) the date the Company advises Morgan Stanley and BAML, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date of the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) if prior to the closing of the Public Offering or (c) June 30, 2019 if, and only if, the Underwriting Agreement has not been signed by such date (provided that the Company may by written notice to the undersigned prior to June 30, 2019 extend such date for a period of up to an additional three months).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

Name of Securityholder (Print exact name)
By:
Signature
If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Letter]